WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP
                           44 Exchange Street
                       Rochester, New York  14614

                         Tel. No. (716) 454-5370
                         Fax  No. (716) 454-3968


June 8, 1995

Paychex, Inc.
911 Panorama Trail South
Rochester, New York  14625

        Re:  Paychex, Inc.
             Registration Statement on Form S-8

Dear Sir or Madam:

        We are acting as counsel to Paychex, Inc. (hereinafter called the "Company"), a Delaware corporation, in connection with the registration of up to 62,766 shares of $.01 par value common stock to be issued pursuant to options granted under the Pay-Fone Systems, Inc. 1981, 1983, 1987, 1990 and 1993 Incentive Stock Option Plans and Director Non-Qualified Stock Option Agreements (the "Plans") in accordance with the Restated Agreement and Plan of Merger dated May 8, 1995 among Paychex, Inc., Paychex Merger Corp. and Pay-Fone Systems, Inc. (the "Merger Agreement").

        We are familiar with the Merger Agreement, Certificate of Incorporation of the Company and all amendments thereto, the By-Laws of the Company, as amended, together with all corporate proceedings taken and to be taken to authorize and implement the Plans on behalf of the Company.

        Based upon the foregoing, we are of the opinion that:

        1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware.

        2. All necessary action has been taken by the Board of Directors of the Company to authorize and implement the Plans, and to authorize the reservation of and, upon exercise of options, the issuance of shares of its common stock.

        3. Common stock issued upon exercise of options granted pursuant to the Plans, subject to payment of the purchase price, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8.

                            Very truly yours,

               WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP

                        /s/ Harry P. Messina, Jr.
                    _________________________________
                            Harry P. Messina, Jr.
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